UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08    Shareholder Director Nomination

Republic Airways Holdings Inc. (the “Company”) has determined that it will hold its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2014. Because the new Annual Meeting date has advanced by more than 30 days from the anniversary date of the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

Because the Annual Meeting will be held earlier than 30 days from the anniversary date of the 2013 Annual Meeting, the deadline for stockholder nominations or proposals for consideration at the Annual Meeting set forth in the Company’s 2013 Proxy Statement no longer applies. Accordingly, if a stockholder intends to nominate a candidate for election to the Board or to propose other business for consideration at the Annual Meeting to be included in the Company’s proxy statement relating to the Annual Meeting (including a proposal made pursuant to Rule 14a−8 promulgated under the Exchange Act and any notice on Schedule 14N) must be received by the Company at its principal executive offices no later than the close of business on March 28, 2014. Further, the proxy solicited by the Board of Directors for the Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at the Annual Meeting if the Company does not receive notice of such proposal prior to March 28, 2014.

In addition, pursuant to the Company’s Second Amended and Restated Bylaws, any stockholder who intends to present a proposal at the Annual Meeting outside of the process provided by Rule 14a-8 of the Exchange Act must provide the Company with notice of any such proposal no later than the close of business on March 28, 2014. All stockholder proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the Company’s Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: March 18, 2014